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                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    Heidrick & Struggles International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] HEIDRICK & STRUGGLES

                                   NOTICE OF

                        ANNUAL MEETING OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                     DATE:. Thursday, June 6, 2002
                     TIME:  9:00 a.m. Central Daylight Time
                     PLACE: Metropolitan Club
                            66th Floor
                            233 South Wacker Drive
                            Chicago, Illinois 60606

[LOGO] HEIDRICK & STRUGGLES

April 26, 2002

   Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our third Annual Meeting of Stockholders.

   The meeting will be held on Thursday, June 6, 2002 at 9:00 a.m. Central Daylight Time at the Metropolitan Club located on the 66th Floor at 233 South Wacker Drive, Chicago, Illinois.

   The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting. After the meeting we will respond to any questions you, our stockholders, may have.

   Whether or not you plan to attend the annual meeting in person, I urge you to sign and date the enclosed Proxy Card and return it as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

   I look forward to seeing you on June 6th.

                                          Sincerely,

                                          /s/ Piers Marmion
                                          Piers Marmion
                                          Chief Executive Officer
                                          Chairman of the Board of Directors

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                      233 South Wacker Drive, Suite 4200
                         Chicago, Illinois 60606-6303

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                     DATE:. Thursday, June 6, 2002
                     TIME:  9:00 a.m. Central Daylight Time
                     PLACE: Metropolitan Club
                            66th Floor
                            233 South Wacker Drive
                            Chicago, Illinois 60606

Dear Stockholders:

   At our annual meeting, we will ask you to

    I. Elect three (3) directors;

   II. Adopt a proposal to amend and restate the 1998 Heidrick & Struggles GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare Program II; and

  III. Transact any other business that may properly come before the annual meeting, or any adjournment of the annual meeting.

   If you were a stockholder of record at the close of business on April 19, 2002, you will be entitled to vote at the annual meeting or any adjournment of the meeting. A stockholder list will be available at our offices located at 233 South Wacker Drive, Suite 4200, Chicago, IL 60606 beginning May 23, 2002 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 19, 2002, for any purpose germane to the annual meeting. Your attention is called to the accompanying Proxy Card and Proxy Statement.

   A copy of our Annual Report to Stockholders (including our Annual Report to the Securities and Exchange Commission on Form 10-K) for the year ended December 31, 2001 is enclosed.

                                     Sincerely,

                                    /s/ Stephanie W. Abramson
                                     Stephanie W. Abramson
                                     Secretary

  YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting in person, please sign and return the proxy in the enclosed postage prepaid envelope so your shares may be voted.

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
Voting Information...............................................................................   1

Description of Our Capital Stock.................................................................   2

Voting Securities of Certain Beneficial Owners and Management....................................   3

Proposal I--Election of Directors................................................................   5
   Board Meetings and Committees.................................................................   7
   Director Compensation.........................................................................   8
   Executive Compensation........................................................................   9
   Summary Compensation Table....................................................................   9
   Option Grant Table............................................................................  12
   Aggregated Option Exercises and Year-End Option Values........................................  13
   Employment Agreements.........................................................................  13
   Compensation Committee Interlocks and Insider Participation...................................  16
   Report of the Compensation Committee of the Board of Directors on Executive Compensation......  16
   Performance Graph.............................................................................  19
   Report of the Audit Committee of the Board of Directors.......................................  21
   Independent Auditors..........................................................................  22

Proposal II--Amendment and Restatement of the 1998 Heidrick & Struggles GlobalShare Program I and
  the 1998 Heidrick & Struggles GlobalShare Program II...........................................  22

Certain Relationships and Related Transactions...................................................  29

Section 16(a) Beneficial Ownership Reporting Compliance..........................................  29

Stockholder Proposals for Next Year's Annual Meeting.............................................  29

Incorporation of Certain Documents by Reference..................................................  30

Other Matters....................................................................................  30

Appendix--1998 Heidrick & Struggles GlobalShare Program I, as Amended
         1998 Heidrick & Struggles GlobalShare Program II, as Amended

                              VOTING INFORMATION

   Proxy Solicitation. We are furnishing you with this Proxy Statement in connection with the solicitation of your proxy for our Annual Meeting of Stockholders to be held on June 6, 2002. This solicitation is being made by mail. We may also use our officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

   Annual Meeting of Stockholders. Our Annual Meeting of Stockholders will be held on June 6, 2002 at 9:00 a.m. Central Daylight Time at the Metropolitan Club located on the 66th Floor at 233 South Wacker Drive, Chicago, Illinois. This Proxy Statement was first mailed to our stockholders entitled to notice of, and to vote at, the annual meeting on or about May 6, 2002.

   Record Date. Each share of our common stock that you own as of April 19, 2002 entitles you to one vote. On April 19, 2002 there were 18,045,872 shares of our common stock outstanding.

   Quorum. A quorum of stockholders is necessary for us to hold a valid meeting. If at least a majority of our common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the annual meeting will determine whether a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker votes on some matters on the Proxy Card and not others because he or she does not have authority to do so.

   Voting. You may vote on the proposals presented at the annual meeting in one of two ways:

  . By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of the individuals nominated for directors, and for the proposal to amend and restate the 1998 Heidrick & Struggles GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare Program II; or

  .  In Person: You may come to the annual meeting and cast your vote.

   If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by (1) sending notice to our Secretary in writing; (2) providing to us a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

   Required Vote. A plurality of the voting power present or represented and entitled to vote at the annual meeting is required for the election of directors (Proposal I). This means that the three director nominees receiving the highest number of votes cast will be elected. Only votes "FOR" or "AGAINST" will affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to approve the amendment and restatement of the 1998 Heidrick & Struggles GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare Program II. Broker non-votes are not entitled to vote on this matter and do not affect the outcome. Abstentions will have the same effect as votes "AGAINST" Proposal II.

   Under New York Stock Exchange rules, if your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if it does not receive voting instructions from you. Your broker, however, will not be permitted to vote your shares to approve the amendment and restatement of the 1998

Heidrick & Struggles GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare Program II unless it receives voting instructions from you.

   Votes will be tabulated by the inspector of election appointed for the annual meeting.

                       DESCRIPTION OF OUR CAPITAL STOCK

   Our Amended and Restated Certificate of Incorporation provides for our authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 19,485,404 shares were issued and outstanding on April 19, 2002 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which has been issued. Our common stock is included for quotation on the Nasdaq National Stock Market under the symbol "HSII."

   Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available, after payment of dividends required to be paid on outstanding preferred stock, if any. To date, we have not declared any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to our further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

                         VOTING SECURITIES OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of our common stock by (1) our directors (2) each of our named executive officers and our former Chief Executive Officer (3) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock and (4) all of our directors and executive officers, as a group.

                                                                                              Common
                                                                                            Shares (1)     %
                                                                                            ----------    ---
Number of shares outstanding on April 19, 2002, except as noted below, was................. 18,045,872(2) 100

The following are the directors, named executive officers, and only persons known by us to own beneficially more than 5% of either class of voting security on April 19, 2002:
  (3) (4) (5) (6) (7) (8)

Piers Marmion (11).........................................................................     16,767      *
David C. Anderson (10) (11)................................................................    199,432    1.1
Richard I. Beattie.........................................................................          0      0
Thomas J. Friel (10) (11)..................................................................    277,608    1.5
Robert E. Knowling, Jr. (12)...............................................................      3,750      *
Philip A. Laskawy..........................................................................          0      0
Bengt Lejsved (11).........................................................................     45,458      *
Dr. Jurgen B. Mulder (11)..................................................................    146,977      *
Gerard R. Roche (11).......................................................................    317,261    1.8
Robert W. Shaw (12)........................................................................      7,840      *
Carlene M. Ziegler (9) (12)................................................................      9,620      *
Stephanie W. Abramson (11).................................................................      6,250      *
John T. Gardner (10) (11)..................................................................     73,989      *
Brian M. Sullivan (11) (13) (18)...........................................................    612,149    3.4
Patrick S. Pittard (11) (19)...............................................................    565,092    3.1
Eminence Capital, LLC (14).................................................................  1,350,000    7.5
High Rock Capital LLC and High Rock Asset Management LLC (15)..............................  1,237,700    6.9
Putnam Investments, LLC (16)...............................................................  1,183,957    6.6
State Street Research & Management Company (17)............................................    981,300    5.4

On April 19, 2002, the shares beneficially owned by all executive officers and directors as
  a group (16 persons) were:                                                                 1,717,101    9.5

--------
  * Represents holdings of less than one percent (1%).
 (1) Unless otherwise indicated, we believe that each beneficial owner has the sole voting and investment power over the number of shares listed adjacent to his or her name.
 (2) Number excludes 1,439,532 shares of common stock held in treasury.
 (3) The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.
 (4) The mailing address for Eminence Capital, LLC is 200 Park Avenue, Suite 3300, New York, New York 10166.
 (5) The mailing address for High Rock Capital LLC and High Rock Asset Management LLC is 28 State Street, 18th Floor, Boston, Massachusetts 02109.
 (6) The mailing address for Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.
 (7) The mailing address for State Street Research & Management Company is One Financial Center, 30th Floor, Boston, Massachusetts 02111.

 (8) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 19, 2002, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.
 (9) Number includes 1,000 shares beneficially owned by Ms. Ziegler through participation in her 401(k) plan and 1,000 shares beneficially owned by her husband through his participation in his 401(k) plan. Ms. Ziegler disclaims beneficial ownership of the 1,000 shares owned by her husband.
(10) Number includes shares held by the trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Pension Plan for the benefit of the person listed.
(11) Number includes the right of each of Messrs. Marmion, Anderson, Friel, Lejsved, Mulder, Roche, Gardner, Sullivan and Pittard and of Ms. Abramson to acquire beneficial ownership of 8,397, 89,314, 18,204, 6,929, 37,658,
     10,862, 4,973, 5,793, 327,871 and 6,250, respectively, shares of common stock within 60 days through the exercise of options granted under the 1998 Heidrick & Struggles GlobalShare Program I.
(12) Number includes the right of each of Mr. Knowling, Mr. Shaw and Ms. Ziegler to acquire beneficial ownership of 3,750, 7,840 and 7,620, respectively, shares of common stock within 60 days through the exercise of options granted under the 1998 Heidrick & Struggles GlobalShare Program II.
(13) In May and June 2001, Mr. Sullivan entered into two forward sale contracts relating in the aggregate to up to 400,000 shares of his common stock. Upon expiration in May and June 2003, Mr. Sullivan may, at his election, settle these forward sale contracts in either cash or stock. Depending upon the trading price of the common stock prior to settlement, he may relinquish up to 400,000 shares. Mr. Sullivan does not have the right to vote the shares of common stock subject to these forward sale contracts.
(14) Number is based on information contained in Schedule 13D filed with the Securities and Exchange Commission on October 4, 2001. Eminence disclaims any economic interest or beneficial ownership of the shares covered pursuant to the Schedule 13D.
(15) Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Of the 1,237,700 shares shown in the table above, High Rock Capital LLC claims sole voting power of 905,500 shares and sole dispositive power of 1,162,400 shares and High Rock Asset Management LLC claims sole voting power of 75,300 shares and sole dispositive power of 75,300 shares. By virtue of their relationship as affiliated companies, each of High Rock Capital LLC and High Rock Asset Management LLC may be deemed to have beneficial ownership of 1,237,700 shares.
(16) Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 13, 2002. Of the 1,183,957 shares shown in the table above, Putnam Investments, LLC claims shared voting power of 305,820 shares, shared dispositive power of 1,183,957 shares and beneficial ownership of 1,183,957 shares; Putnam Investment Management, LLC claims shared dispositive power of 796,434 shares and beneficial ownership of 796,434 shares and The Putnam Advisory Company, LLC claims shared voting power of 305,820 shares, shared dispositive power of 387,523 shares and beneficial ownership of 387,523 shares. Putnam Investments, LLC, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC are all subsidiaries of Marsh & McLennan Companies, Inc.
(17) Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on April 3, 2002. State Street disclaims any beneficial ownership of the shares covered pursuant to the
     Schedule 13G.
(18) Number includes 20,000 shares owned by the Sullivan Generation Family
     Trust.
(19) Information is as of October 18, 2001.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

   Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board of Directors will consist of not fewer than eight and not more than fifteen directors, as determined by resolution of the Board. Our Board of Directors has eleven members, six of whom are our employees and five of whom are non-employees. Our Board of Directors has set the number of members at nine effective at the conclusion of the Board meeting scheduled to take place after the conclusion of the annual meeting to take into account the decision of Dr. Jurgen Mulder not to stand for reelection at the expiration of his term in 2002 and the resignation of Mr. Shaw who has informed us that he intends to resign from the Board of Directors effective after such meeting of the Board.

   Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. We propose that three directors be elected at the annual meeting to hold office for a three-year term expiring in 2005. Except for Mr. Shaw, directors who are not standing for election this year will continue in office for the remainder of their respective terms.

   Our Board of Directors has recommended and nominated the following persons to be elected to our Board of Directors, each for a three-year term: Messrs. Robert E. Knowling, Jr., Philip A. Laskawy and Gerard R. Roche.

   The enclosed Proxy will be voted FOR electing the three nominees unless a specification is made to withhold the vote. Proxies cannot be voted for more than three nominees.

   The election of the three nominees for new terms will, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, be decided by a plurality vote of voting power present or represented and entitled to vote at the annual meeting.

   If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by our Board of Directors and for the other nominees designated on your Proxy Card. Our Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected. There are no family relations among any directors, executive officers, or persons nominated to become a director.

   Below is certain information about each director nominee and those directors whose terms of office will continue after the annual meeting.

                             NOMINEES FOR DIRECTOR

                                              Principal Occupation and                    Director
Name                    Age                 Five-Year Employment History                   Since
----                    --- ------------------------------------------------------------- --------
Robert E. Knowling, Jr. 46  Mr. Knowling has served as Chairman and Chief Executive       09/2000
                            Officer of Internet Access Technologies, Inc., a software
                            development company, since February 2001. Prior thereto,
                            Mr. Knowling was Chairman, President and Chief Executive
                            Officer of Covad Communications, a national broadband
                            service provider of high speed internet and network access, from July 1998 to November 2000. Covad Communications
                            filed for reorganization under Chapter 11 on August 15, 2001.
                            Prior to that, Mr. Knowling was Executive Vice President of
                            Operations and Technologies and Vice President of Network
                            Operations at US West Communications, a broadband service
                            provider, from March 1996 to July 1998. Mr. Knowling serves on the Board of Directors of Hewlett-Packard Company and
                            Ariba, Inc.

                                      Principal Occupation and                       Director
Name              Age               Five-Year Employment History                       Since
----              ---              -------------------------------                   --------
Philip A. Laskawy 61  Mr. Laskawy is the retired Chairman and Chief Executive         03/2002
                      Officer of Ernst & Young, a global public accounting and
                      auditing firm. Mr. Laskawy was elected to these positions in
                      1994 and served in such capacities until he retired on June 30,
                      2001. Mr. Laskawy also serves on the board of directors for
                      The Progressive Corporation, The Goodyear Tire & Rubber
                      Company and Henry Schein, Inc.
Gerard R. Roche.. 70  Mr. Roche has been our Senior Chairman since the merger of      02/1999
                      Heidrick & Struggles, Inc. into Heidrick & Struggles
                      International, Inc. in 1999 (the "Merger"). Mr. Roche joined
                      Heidrick & Struggles, Inc. in 1964 and was a member of the
                      Board of Directors of Heidrick & Struggles, Inc. from 1970 until the Merger.

                                    CLASS 2003 DIRECTORS
                           (Directors with Terms Expiring in 2003)

                                         Principal Occupation and                    Director
Name               Age                 Five-Year Employment History                   Since
----               --- ------------------------------------------------------------- --------
Bengt Lejsved..... 57  Mr. Lejsved has served as Regional Managing Partner,          02/1999
                       Northern Europe and New Markets, and our Managing
                       Partner, Europe, since October 2001. Previously, Mr. Lejsved served as Area Managing Partner, New Markets, since January
                       2001 and as our Area Managing Partner, Northern and Eastern
                       Europe, since the Merger. He was a member of the Board of
                       Directors of Heidrick & Struggles International, Inc. from
                       1994 until the Merger.
Piers Marmion..... 43  Mr. Marmion has served as our Chairman of the Board of        03/2001
                       Directors since December 2001 and our Chief Executive
                       Officer since October 2001. Previously, Mr. Marmion served as Chief Operating Officer and President-International of
                       Heidrick & Struggles Executive Search from August of 2000
                       until October 2001. From 1990 to 1997, Mr. Marmion was
                       employed with Spencer Stuart & Associates as Managing
                       Director-Selector Europe and Managing Director, Spencer
                       Stuart UK, and from 1994 to 2000 as the worldwide Chief
                       Operating Officer and Head of Europe and Asia.
Robert W. Shaw.... 54  Mr. Shaw serves as Chairman and Chief Executive Officer of    09/1999
                       ArcSight, Inc., an enterprise security management company.
                       Previous to this position, Mr. Shaw was the Chief Executive
                       Officer of Silicon Valley Internet Capital, LLC, a venture capital firm from March of 2000 to July of 2001. Mr. Shaw
                       served as the Chief Executive Officer and as a member of the
                       Board of Directors of USWeb/CKS Corp., an internet
                       professional services firm, from 1998 to February 2000.
Carlene M. Ziegler 45  Ms. Ziegler has served as the Managing Partner of Artisan     12/1999
                       Partners Limited Partnership, an asset management firm, since
                       January 1995.

                             CLASS 2004 DIRECTORS
                    (Directors with Terms Expiring in 2004)

                                          Principal Occupation and                    Director
Name               Age                  Five-Year Employment History                   Since
----               --- -------------------------------------------------------------- --------
David C. Anderson. 60  Mr. Anderson has served as our President and Chief Operating   02/1999
                       Officer since October 2001. Previously, Mr. Anderson served as the President and CEO of Heidrick & Struggles Executive
                       Search from June 2000 to October 2001. Prior to this position,
                       Mr. Anderson served as President-Americas since September
                       1999 and as our North American Managing Partner from 1998
                       until September 1999 and the Office Managing Partner of the
                       Dallas office since 1992. He was a member of the Board of
                       Directors of Heidrick & Struggles, Inc. from 1992 until the
                       Merger.
Richard I. Beattie 63  Mr. Beattie has served as Chairman of the Executive            03/2002
                       Committee of Simpson Thacher & Bartlett, an international
                       law firm, since 1991 and has practiced law at Simpson
                       Thacher & Bartlett since 1968. Mr. Beattie also serves as a member of the board of directors of Harley-Davidson, Inc.
Thomas J. Friel... 54  Mr. Friel has held various practice leadership and management  02/1999 positions since joining us in 1979 including his current
                       position of Chairman, International Technology Practice.
                       Mr. Friel was President of Heidrick & Struggles Ventures
                       from June 2000 to October 2001, President, Global Practices from September 1999 to June 2000, Office Managing Partner
                       of the Menlo Park office, Worldwide Practice Managing
                       Partner for the International Technology Practice and
                       Managing Partner for Asia Pacific. He was a member of the
                       Board of Directors of Heidrick & Struggles, Inc. from 1983 until the Merger.

                         BOARD MEETINGS AND COMMITTEES

   During 2001, our Board of Directors met nine times and acted four times by written consent. All directors attended 75% or more of the meetings of the Board and the committees of which they were members. In 2001, our Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Board Governance Committee.

   Audit Committee. The Audit Committee consists of three directors (Messrs. Knowling and Laskawy and Ms. Ziegler) who each meet the independence and experience requirements of the Nasdaq listing standards. The Audit Committee recommends to our Board of Directors the appointment of independent public accountants to audit annually our books and records, meets with and reviews the activities and the reports of our independent public accountants and reports the results of the review to our Board of Directors. The Audit Committee also periodically reviews the activities of our finance staff and the adequacy of our internal controls. During 2001, the Audit Committee met three times. Until December 12, 2001, the members of the Audit Committee were Messrs. Robert Louis-Dreyfus and Knowling and Ms. Ziegler. From December 12, 2001, the date of Mr. Louis-Dreyfus' resignation from the Board of Directors, until the appointment of Mr. Laskawy as chairman of the Audit Committee in March 2001, the Audit Committee consisted of Mr. Knowling and Ms. Ziegler. In February of 2001, the Audit Committee met with our independent auditors to discuss the results of the 2001 audit and additional work related to our special charges. The Audit Committee gave a report to the full Board of Directors at its March meeting.

   Compensation Committee. The Compensation Committee consists of three non-employee directors (Messrs. Knowling and Shaw and Ms. Ziegler) and until December 12, 2001, consisted of Messrs. Robert Louis-Dreyfus and Shaw and Ms. Ziegler. The Board of Directors has determined that Mr. Knowling will replace Mr. Shaw as Chairman of the Compensation Committee when Mr. Shaw resigns from the Board of Directors in June. The duties of the Compensation Committee are generally to review employment, development, reassignment and compensation matters involving executive officers and key employees as may be appropriate, including matters relating to salary, bonus, stock options and other incentive arrangements. In September of 2000, we formed a Subcommittee of the Compensation Committee, which consisted of two non-employee directors (initially Mr. Louis-Dreyfus and Ms. Ziegler and, as of December 12, 2001, Mr. Knowling and Ms. Ziegler) to administer all aspects of the compensation of our executive officers and directors, including performance-based compensation. During 2001, the Compensation Committee met six times and acted five times by written consent.

   Nominating and Board Governance Committee. On March 4, 2001, our Board of Directors formed a Nominating and Board Governance Committee, which consisted of two non-employee directors (Ms. Ziegler and Mr. Knowling) and Mr. Pittard, our then Chairman, President and Chief Executive Officer. In December of 2001, the Board appointed Mr. Marmion to replace Mr. Pittard. The Nominating and Board Governance Committee makes recommendations to our Board of Directors concerning (1) candidates for nomination to our Board of Directors; (2) the number and duties of, and membership on, committees of our Board of Directors;
(3) compensation of our Board of Directors and (4) succession plans for our executive officers. The Committee also evaluates the performance of members of our Board of Directors. The Committee is working towards achieving greater independence of our Board of Directors with the goal of a majority of our Board being comprised of independent directors. Stockholders may propose candidates for consideration by the Committee by delivering notice to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303). The notice must be delivered in accordance with the requirements of our Amended and Restated Bylaws and include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the Securities and Exchange Commission concerning the suggested nominee and his or her direct or indirect securities holdings, or other interests, in us. During 2001, the Nominating and Board Governance Committee met three times.

                             DIRECTOR COMPENSATION

   None of our directors who are also employees receives any compensation for serving as directors. For 2001, all of our non-employee directors (except for Mr. Louis-Dreyfus who did not accept compensation) received compensation in the form of an annual retainer of $30,000 in cash, an additional cash payment of $4,000 for acting as chairman of any committee and $1,000 for each board and committee meeting attended. In addition, it was our practice to grant our non-employee directors options to purchase 15,000 shares of our common stock upon election to the Board. In December of 2001, the Board of Directors decided that it would be in our best interests to compensate our non-employee directors in a manner that would better align the interests of the directors with our stockholders. Accordingly, instead of the cash compensation and option grants described above, it approved a Director Deferred Compensation Plan pursuant to which our non-employee directors will be awarded annually on the date of our annual meeting of stockholders a number of restricted stock units equal in value to $30,000. The restricted stock units will be payable, and the directors will receive shares of our common stock, upon the earliest of the third anniversary of the date of grant, the date on which a director ceases to serve on the Board and the date of a change in control. We reimburse all members of our Board of Directors for their out-of-pocket expenses incurred in connection with attending meetings.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING ROBERT E. KNOWLING, JR., PHILIP A. LASKAWY AND GERARD R. ROCHE TO THE BOARD OF DIRECTORS EACH FOR A TERM OF THREE (3) YEARS.

                            EXECUTIVE COMPENSATION

   The following tables and narrative text discuss the compensation awarded to, earned by or paid to (i) our former Chief Executive Officer, (ii) our Chief Executive Officer and (iii) our four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of December 31, 2001 during the fiscal years ended December 31, 2001, 2000 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                                                   -------------------------------------
                                     Annual Compensation                     Awards             Payouts
                            ----------------------------------     -----------------------     ---------
                                                                   Restricted
                                                                     Stock       Securities    Long-Term  All Other
       Name and             Salary    Bonus         Other Annual   Award ($)     Underlying    Incentive Compensation
  Principal Position   Year  ($)       ($)        Compensation ($)    (26)       Options (#)    Payouts      ($)
  ------------------   ---- ------- ---------     ---------------- ----------    -----------   --------- ------------
Patrick S. Pittard.... 2001 525,000   100,000              --      1,012,813(3)        -0-        --      9,317,700(5)
  Former President,    2000 700,000 2,212,000          53,093(2)          --       178,785(4)     --        265,045(6)
 Chief Executive       1999 700,000 1,650,000              --             --       149,086        --         12,376(6)
 Officer and Chairman
 of the Board(1)

Piers Marmion......... 2001 576,688   522,294         428,763(8)   2,722,500(9)        -0-        --         15,378(11)
  Chief Executive      2000 254,209   324,298              --      2,850,000(10)   179,909(4)     --          2,881(11)
 Officer and Chairman  1999      --        --              --             --            --        --             --
 of the Board(7)

David C. Anderson..... 2001 600,000   600,000              --      1,361,250(12)       -0-        --          4,880(14)
  President and Chief  2000 500,000 1,200,000              --             --       116,268(4)     --        303,045(14)
 Operating Officer     1999 400,000 1,060,000              --             --        82,984(13)    --         12,376(14)

Stephanie W. Abramson. 2001 485,833   300,000          68,798(16)         --        25,000        --          2,880(17)
  Chief Legal Officer, 2000      --        --              --             --            --        --             --
 Chief Corporate       1999      --        --              --             --            --        --             --
 Development Officer
 and Secretary(15)

John T. Gardner....... 2001 425,000   617,780(18)          --            -0-           -0-        --          4,880(21)
  Vice Chairman Board  2000 345,833   782,571              --         50,194(19)    19,242(4)     --        207,654(21)
 Services              1999 275,000 1,202,100              --        165,466(20)    10,889(13)    --         12,376(21)

Brian M. Sullivan..... 2001 400,000 1,100,000              --            -0-           -0-        --          4,880(25)
  Vice Chairman Client 2000 400,000 1,704,070              --        222,236(23)    17,201(4)     --         12,873(25)
 Services(22)          1999 133,333   225,100              --         35,146(24)     5,880(13)    --            -0-

--------
 (1) Mr. Pittard retired from the company as of October 1, 2001.
 (2) This amount includes $37,771 in legal fees to negotiate Mr. Pittard's employment contract.
 (3) This amount represents the dollar value of restricted stock units awarded to Mr. Pittard under his employment agreement. The dollar value reflected in the table is based on the fair market value (as determined in accordance with the 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on March 30, 2001. The restricted stock units vested on October 29, 2001 and were converted into shares of our common stock. Mr. Pittard held no restricted stock units as of December 31, 2001.
 (4) This amount represents options granted to Messrs. Pittard, Marmion, Anderson, Gardner and Sullivan pursuant to the 1998 Heidrick & Struggles GlobalShare Program I. A portion of the options were earned in 2000 but were granted on March 6, 2001.
 (5) This amount represents monies paid under Mr. Pittard's retirement agreement along with 2001 compensation for expenses relating to group term life insurance ($2,880).
 (6) For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993), employer 401(k) matching contributions ($2,000) and the total cash payout under the Heidrick & Struggles, Inc. Executive Deferred Compensation Plan which we terminated in 2000. The Plan, to which contributions ceased in 1997, included both an optional employee contribution and a discretionary employer contribution and was fully funded by investments ($252,172). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).
 (7) Mr. Marmion joined us in August 2000 as Chief Operating Officer and President--International, Heidrick & Struggles Executive Search, and was elected Chief Executive Officer on October 1, 2001, and Chairman of the Board on December 21, 2001. Salary, Bonus and Other Compensation for 2001 was calculated as of December 31, 2001 using an exchange rate of 1 British Pound Sterling to 1.4543 U.S. Dollars.
 (8) This amount represents the amount of the loans forgiven for the years 2000 and 2001 pursuant to Mr. Marmion's employment contract and a payment by us for National Insurance Contributions in connection with social charges related to the loan forgiveness.
 (9) This amount represents the dollar value of restricted stock units awarded to Mr. Marmion under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value (as determined in accordance with the 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on December 31, 2001. The 150,000 restricted stock units awarded will vest at the rate of one-third per year commencing on January 2, 2003, and will vest immediately upon a change in control of the Company.
(10) This amount represents the dollar value of restricted stock units awarded to Mr. Marmion pursuant to his employment agreement. The dollar value reflected in the table is based on the fair market value (as determined in accordance with the 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on August 25, 2000. The 50,000 restricted stock units awarded will all vest on the third anniversary of the date of grant and will vest immediately upon a change in control of the Company.
(11) For 2001, this amount represents compensation for expenses relating to pension ($13,350), health insurance benefits ($1,558), and life insurance ($470). For 2000, this amount represents compensation for expenses relating to health insurance benefits.
(12) This amount represents the dollar value of restricted stock units awarded to Mr. Anderson under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value (as determined in accordance with the 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on December 31, 2001. The 75,000 restricted stock units awarded will vest at the rate of one-third per year commencing on January 2, 2003, and will vest immediately upon a change in control of the Company.
(13) This amount represents options granted to Messrs. Anderson, Gardner and Sullivan pursuant to the 1998 Heidrick & Struggles GlobalShare Program I. A portion of the options were earned in 1999 but were granted on March 6, 2000.
(14) For 2001, this amount represents compensation for expenses relating to group term life insurance ($2,880) and employer 401(k) matching contributions ($2,000). For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993), employer 401(k) matching contributions ($2,000), compensation for cancellation of options to purchase common shares of LeadersOnline, Inc. granted in 2000 ($38,000) and the total cash payout under the Heidrick & Struggles, Inc. Executive Deferred Compensation Plan which we terminated in 2000. The Plan, to which contributions ceased in 1997, included both an optional employee contribution and a discretionary employer contribution and was fully funded by investments ($252,172). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).
(15) Ms. Abramson joined us in February 2001.
(16) This amount includes $40,756 in imputed interest and $28,042 in taxes we paid on her behalf pursuant to Ms. Abramson's employment agreement.
(17) For 2001, this amount represents compensation for expenses relating to group term life insurance ($2,880).
(18) This amount represents $432,446 of compensation which is deferred, at the election of Mr. Gardner, until January 1, 2012, or until termination of employment which ever occurs first. The deferred compensation is scheduled to be paid in annual installments for a period of 5 years after the payment commencement date.

(19) This amount represents the dollar value of restricted stock units awarded to Mr. Gardner under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value (as determined in accordance with our 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on March 6, 2001. All of the restricted stock units were earned in 2000 but were awarded on March 6, 2001. All of the 1,429 restricted stock units awarded will vest on the third anniversary of the date of grant and will vest immediately upon a change in control of the Company.
(20) This amount represents the dollar value of restricted stock units awarded to Mr. Gardner under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value (as determined in accordance with our 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on March 6, 2000. All of the restricted stock units were earned in 1999 but were awarded on March 6, 2000. All of the 4,063 restricted stock units awarded will vest on the third anniversary of the date of grant and will vest immediately upon a change in control of the Company.
(21) For 2001, this amount represents compensation for expenses relating to group term life insurance ($2,880) and employer 401(k) matching contributions ($2,000). For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993), employer 401(k) matching contributions ($2,000) and the total cash payout under the Heidrick & Struggles, Inc. Executive Deferred Compensation Plan which we terminated in 2000. The Plan, to which contributions ceased in 1997, included both an optional employee contribution and a discretionary employer contribution and was fully funded by investments ($194,781). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).
(22) Mr. Sullivan joined us in September 1999.
(23) This amount represents the dollar value of restricted stock units awarded to Mr. Sullivan under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value (as determined in accordance with the 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on March 6, 2001. All of the restricted stock units were earned in 2000 but were awarded on March 6, 2001. All of the 6,327 restricted stock units awarded will vest on the third anniversary of the date of grant and will vest immediately upon a change in control of the Company.
(24) This amount represents the dollar value of restricted stock units awarded to Mr. Sullivan under the 1998 Heidrick & Struggles GlobalShare Program I. The dollar value reflected in the table is based on the fair market value (as determined in accordance with our 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on March 6, 2000. All of the restricted stock units were earned in 1999 but were awarded on March 6, 2000. All of the 863 restricted stock units awarded will vest on the third anniversary of the date of grant and will vest immediately upon a change in control of the Company.
(25) For 2001, this amount represents compensation for expenses relating to group term life insurance ($2,880) and employer 401(k) matching contributions ($2,000). For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993) and employer 401(k) matching contributions ($2,000).
(26) As of December 31, 2001, Messrs. Marmion, Anderson, Gardner and Sullivan held 200,000, 75,000, 5,492, and 7,190 restricted stock units, respectively, with a value as of that date of $3,630,000, $1,361,250, $99,680 and $130,499, respectively. We do not pay dividends on restricted stock units.

                              OPTION GRANT TABLE
                     (options granted in fiscal year 2001)

                                                                    Individual Grants
                                                   -------------------------------------------------
                                                               % of Total
                                                                Options
                                                   Number of    Granted                        Grant
                                                   Securities      to                          Date
                                                   Underlying  Employees  Exercise            Present
                                                    Options    in Fiscal   Price   Expiration  Value
Name and Principal Position                         Granted       Year     ($/Sh)     Date    ($/Sh)
---------------------------                        ----------  ---------- -------- ---------- -------
Patrick S. Pittard................................      N/A
 Former President, Chief Executive Officer
   and Chairman of the Board
Piers Marmion.....................................      N/A
 Chief Executive Officer and Chairman of the Board
David C. Anderson.................................      N/A
 President and Chief Operating Officer
Stephanie W. Abramson.............................   25,000(1)    2.7%    $31.7188  2/12/06   $17.93(2)
 Chief Legal Officer, Chief Corporate Development
   Officer and Secretary
John T. Gardner...................................      N/A
 Vice Chairman Board Services
Brian M. Sullivan.................................      N/A
 Vice Chairman Client Services

--------
(1) Of these options, 25% vest on each of the first four anniversaries of February 12, 2001, and immediately upon a change in control of the Company.
(2) The present value of the option at the date of the grant was determined using the Black-Scholes option pricing model. The present value of options granted in 2001 is estimated using the following assumptions: average risk-free interest rate of return of 4.9%, dividend rate of 0%, expected volatility of 61.3% and expected option life of 5 years. The actual return of value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there can be no assurance the value realized will be at or near the value estimated based upon the Black-Scholes model.

            AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                                            Value of
                                                                         Number of     unexercised in-the-
                                                    Shares              Unexercised     money options at
                                                   Acquired          Options at Fiscal   Fiscal Year-End
                                                      on    Realized     Year-End         Exercisable/
                                                   Exercise  Value     Exercisable/     Unexercisable ($)
Name                                               (#) (1)    ($)    Unexercisable (#)         (2)
----                                               -------- -------- ----------------- -------------------
Patrick S. Pittard................................    0        0        327,871/0          618,707/0
 Former President, Chief Executive Officer and
   Chairman of the Board
Piers Marmion.....................................    0        0        0/179,909             0/0
 Chief Executive Officer and Chairman of the Board
David C. Anderson.................................    0        0      46,880/152,372    $63,910/$146,014
 President and Chief Operating Officer
Stephanie W. Abramson.............................    0        0         0/25,000             0/0
 Chief Legal Officer, Chief Corporate Development
   Officer and Secretary
John T. Gardner...................................    0        0        916/29,215       $2,490/$36,142
 Vice Chairman Board Services
Brian M. Sullivan.................................    0        0       1,176/21,905           0/0
 Vice Chairman Client Services

--------
(1) None of our named executive officers exercised stock options in 2001.
(2) Number computed based on the excess of $18.15, the closing price of our common stock on December 31, 2001, over the stock option exercise price. The actual value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there can be no assurance the value realized will be at or near the value estimated.

                             EMPLOYMENT AGREEMENTS

   Piers Marmion. In connection with his appointment as Chief Executive Officer, we entered into a new three-year employment agreement with Mr. Marmion effective January 1, 2002. The 2002 agreement provides for Mr. Marmion to receive a base salary of $650,000 and to participate, pursuant to the 1998 Heidrick & Struggles GlobalShare Program I, as amended ("GSP"), in the Performance Share Program ("PSP"), annual Management Incentive Plan ("MIP"), and Management Stock Option Plan ("MSOP") at the levels determined by the Compensation Committee of the Board of Directors. Under the 2002 agreement, if Mr. Marmion's employment is terminated without cause, if he resigns for "good reason," or if his employment terminates at the expiration of the agreement without renewal, we will pay him an amount equal to one year of base salary and target bonus in accordance with our severance plan for top management and we will pay his target bonus pro rated for the number of months he was employed in the year of termination or expiration. The 2002 agreement supersedes the agreement signed by Mr. Marmion for a term of four and one half years when he joined us in August of 2000. In entering into the 2002 agreement, Mr. Marmion waived his rights under the 2000 agreement that required us to pay him a minimum annual base compensation of (Pounds)428,000 ($622,440) and bonus of (Pounds)658,675 ($957,911) for each of 2001, 2002 and 2003. (Dollar amounts relating to the 2000 agreement are calculated as of December 31, 2001, using an exchange rate of 1 British Pound Sterling to 1.4543 U.S. Dollars.)

   In 2000 and 2001, we loaned Mr. Marmion an aggregate of (Pounds)1,317,350 ($1,915,822) on an interest-free basis payable by Mr. Marmion on January 31, 2005. Pursuant to his 2000 agreement, we have forgiven (Pounds)294,824 ($383,165) through December 31, 2001, and we will forgive the entire principal amount of the loan over the period ending January 31, 2005, if Mr. Marmion is in our employ on the applicable forgiveness dates and immediately in the event we terminate his employment without cause or he resigns for good reason. In the event Mr. Marmion resigns without good reason or we terminate Mr. Marmion's employment for cause, he is required to repay the entire outstanding principal amount of the loan immediately.

   In December 2001, we awarded Mr. Marmion 150,000 restricted stock units which vest over a three-year period commencing January 2, 2003 provided he is in our employ on the vesting dates. In March of 2002, we granted Mr. Marmion options to purchase 100,000 shares of our common stock at $18.40 per share pursuant to the MSOP and 50,000 performance share units pursuant to the PSP, both of which are maintained under our amended GSP, subject to stockholder approval.

   David C. Anderson. In connection with his appointment as Chief Operating Officer, we entered into a new three-year employment agreement with Mr. Anderson effective January 1, 2002. The 2002 agreement provides for Mr. Anderson to receive a base salary of $600,000 and to participate, pursuant to the GSP, in the PSP, annual MIP and MSOP at the levels determined by the Compensation Committee of the Board of Directors. Under the 2002 agreement, if Mr. Anderson's employment is terminated without cause, if he resigns for "good reason" or if his employment terminates at the expiration of his employment agreement without renewal, we will pay him an amount equal to one year of base salary and target bonus in accordance with our severance plan for top management and we will pay his bonus pro rated for the number of months he was employed in the year of termination or expiration. The 2002 agreement supersedes the agreement signed by Mr. Anderson in 2000 which provided for a six-month paid leave of absence with the consent of the Board of Directors.

   In December 2001, in connection with his appointment as Chief Operating Officer, we awarded to Mr. Anderson 75,000 restricted stock units vesting over a three-year period commencing January 2, 2003 provided he is in our employ on the vesting dates. On January 18, 2002 we granted him options to purchase 25,000 shares of our common stock at $18.15 per share. The options vest at the rate of one-third per year commencing on December 31, 2002, provided Mr. Anderson is in our employ on the vesting dates. In March of 2002, we granted Mr. Anderson options to purchase 60,000 shares of our stock at $18.40 per share pursuant to the MSOP and 30,000 performance share units pursuant to the PSP, both of which are maintained under our amended GSP, subject to stockholder approval.

   John Gardner. Mr. Gardner was elected a Vice Chairman as of October 1, 2001. Consistent with our management compensation policies adopted in December 2001, Mr. Gardner is not employed under an individual employment contract but participates in our management compensation plans at the top tier as determined by the Compensation Committee of our Board of Directors in December 2001 and March 2002. Accordingly, Mr. Gardner is receiving an annual base salary of $500,000 for 2002 and is eligible for a target bonus of 100% of base salary in accordance with our annual MIP. In addition, in March of 2002, we granted Mr. Gardner options to purchase 50,000 shares of our common stock at $18.40 per share pursuant to the MSOP and 25,000 performance share units pursuant to the PSP, both of which are maintained under our amended GSP, subject to stockholder approval.

   Brian Sullivan. Mr. Sullivan joined us in September 1999 when we merged our company with Sullivan & Company, a privately held executive search firm specializing in financial services. Mr. Sullivan was elected a Vice Chairman as of October 1, 2001. In February 2002, Mr. Sullivan began a leave of absence and has stated that he intends to return to full-time employment not later than December 31, 2002. Mr. Sullivan received base compensation at the rate of $400,000 per year through March 31, 2002 and will continue to be eligible for benefits during his leave of absence. The Compensation Committee of the Board of Directors decided to defer a decision as to any change in the terms of his cash compensation and his participation in the management compensation plans until his return to full-time employment.

   At the time of the merger, Mr. Sullivan signed a five-year employment agreement providing for him to be engaged as a search consultant and to have other duties assigned to him by the Chief Executive Officer or the regional or office managing partner and the title, "Managing Partner, Global Financial Institutions Practice." The agreement provides for an annual base salary of $400,000 and an annual minimum bonus of $1,600,000 for 2000 and 2001 and thereafter participation in our regular consultant cash compensation program. In recognition of our lower revenues in 2001, we asked Mr. Sullivan and certain other employees who had the right to minimum bonus payments to accept lower amounts. Mr. Sullivan accepted $1,100,000 in payment of his 2001 bonus.

   Mr. Sullivan's agreement provides that if he resigns from his employment prior to September 2, 2003 except for "good reason" he is required to pay to us an amount based on previous anticipated revenue generation. Mr. Sullivan's agreement defines "good reason" to mean failure to pay the cash compensation to which he is entitled under the agreement, a material breach by us of the agreement or a substantial and sustained diminution of his duties. Mr. Sullivan must notify us if he believes there is good reason and we have the opportunity to cure within 30 days. The agreement also provides that unless Mr. Sullivan's employment is terminated without cause or he resigns for "good reason," he may not be employed by or invest or participate in a competing business in the United States or the United Kingdom for the "competition period" which is the lesser of half the period remaining under the agreement or twelve months. The agreement defines a competing business as the furnishing of executive search and related consulting services and any business or venture which engages in or provides executive search and related consulting services substantially similar to the whole or any significant part of the services rendered by Mr. Sullivan in his employment with us. In addition, during the competition period, the agreement restricts Mr. Sullivan from soliciting or hiring in any capacity any of our or our affiliates' employees, consultants, officers or directors unless their employment has been terminated by us.

   Stephanie W. Abramson. We entered into an employment agreement with Ms. Abramson on December 28, 2000, employing her as Chief Legal Officer, Chief Corporate Development Officer and Secretary. Pursuant to her employment agreement, on February 14, 2001, we loaned Ms. Abramson $925,000 on an interest-free basis payable by her on December 31, 2004, provided that we will forgive the loan in whole over a four-year period if Ms. Abramson is in our employ on the forgiveness dates and we will forgive the loan on the date of termination of employment if we terminate her employment without cause or she resigns for "good reason." The employment agreement provides that she may resign for "good reason" if, among other things, her position is eliminated or if there is a substantial diminution of the responsibilities associated with her position. Our new management team has decided to pursue a near-term strategy of internal growth rather than growth by acquisition and as of January 2002 decided to eliminate the role of a corporate development officer. Ms. Abramson's employment agreement provides that if she resigns for good reason, she will receive on the date of resignation an amount equal to one year of base and target bonus compensation and the entire principal amount of her loan will be forgiven. She has agreed to stay in our employ and to defer collection of these amounts until June 30, 2002, and we have agreed to pay a pro rata share of her target bonus for 2002 based on the number of months worked.

   Patrick S. Pittard. Patrick Pittard was our Chairman, President and Chief Executive Officer until he retired as of October 1, 2001. In October of 2001, we entered into a retirement agreement with Mr. Pittard pursuant to which we settled all of our obligations under his employment agreement to pay him salary and benefits through 2005 and to pay him a pension. We paid Mr. Pittard in cash $6.7 million to settle our obligation to pay him a pension of at least $1 million per year for life at age 60 and approximately $2.7 million representing the present value discounted at the rate of 10% of the guaranteed salary and benefits we were obligated to pay him through 2005. In addition, we modified all of Mr. Pittard's options to buy our common stock so that they would automatically vest on the date of retirement and so that they would be exercisable for their originally scheduled period. We also accelerated vesting of 35,000 unvested restricted stock units, which upon vesting were automatically converted into shares of our common stock. The retirement agreement provides for a period of two years during which Mr. Pittard cannot solicit our employees to leave our employ and cannot compete with us.

   All of the named executive officers are participants in our Change in Control Severance Plan (the "CIC Plan") at the top tier and in our severance plan (the "Severance Plan") at the top management level. In addition, they are eligible to participate in our Deferred Compensation Plan.

   We established and maintain the CIC Plan in order to secure, in our best interests and the best interest of our stockholders, the continued services, dedication and objectivity of certain of our key employees in the event of any threat or occurrence of a change in control (as defined in the CIC Plan). The CIC Plan provides that upon our termination of a participant's employment without cause or the participant's resignation for good reason (as those terms are defined in the CIC Plan) within the two-year period commencing on a change in control, we will pay such participant a lump-sum cash payment equal to one or two times the sum of the participant's base salary and bonus amount (as defined in the CIC Plan). Top-tier executives will receive two times base salary and bonus. The participant is also entitled to any accrued, but unpaid compensation, as well as the continuation of certain benefits. In addition, for top-tier executives, upon the occurrence of a change in control, we will accelerate the vesting of certain awards granted to such participants under the GSP and other compensatory plans maintained by us will be automatically accelerated and such participants may receive golden parachute gross-up payments. In order to receive any severance payments under the CIC Plan, the participant must waive his or her rights to any severance payments that he or she is entitled to receive under any other severance plan or employment agreement maintained by us. Each participant must also agree to abide by certain restrictive covenants, including covenants barring the participant from competing with us or soliciting any of our customers or employees for a period of one year.

   The Severance Plan provides severance benefits which are payable to a participant upon the involuntary termination of such participant's employment for any reason other than cause (as defined in the Severance Plan). Participants in the Severance Plan will not be eligible to receive benefits in the cases of voluntary resignation, commencement of a leave of absence, retirement, death or disability. In cases where the participant's employment is terminated by reason of the transfer to an affiliated business, the sale of the Company or all or part of its assets or the outsourcing of a division, department, business unit or function, benefits will be provided only if a new offer of employment with us or any of our affiliates has not been made to the affected participant. Executive officers participating in the Severance Plan at the top management level would receive a severance payment equal to one year of base salary plus target bonus amount. All severance payments, however, are capped at two times the participant's "annual compensation" (as defined in the Department of Labor Regulations). To receive any payment of severance benefits under the Severance Plan in excess of two weeks' base salary, the participant must sign a release.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee consists of three non-employee directors (Messrs. Knowling and Shaw and Ms. Ziegler) and until December 12, 2001, consisted of Messrs. Robert Louis-Dreyfus and Shaw and Ms. Ziegler. The Board of Directors has determined that Mr. Knowling will replace Mr. Shaw as Chairman of the Compensation Committee when Mr. Shaw resigns from the Board of Directors in June 2002. None of the members of the Compensation Committee is currently or has been, at any time, one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Mr. Shaw currently serves as Chief Executive Officer of ArcSight, Inc. and is a holder of an equity interest in and a member of the board of directors of Silicon Valley Internet Capital, LLC, a company in which we made a $10 million investment. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Mr. Shaw does not participate in the approval of the equity component of compensation of our executive officers. From time to time, our Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Compensation Committee but none of our officers may be present during discussions or deliberations regarding his or her own compensation nor may they vote on any matters brought before the Compensation Committee.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

   Compensation Policy. We believe that executive compensation should be directly linked to increased stockholder value. Our compensation program is designed to support achieving our key business objectives, to align the executive officers' interests with those of our stockholders and to enable us to attract, retain and reward key personnel. It has been and currently is our policy to position our total compensation for our executive officers and other key employees at levels competitive with those of other major executive recruiting firms. Because many of these organizations are privately held, much of the compensation data is derived from executives and search consultants recruited by us and our understanding of pay practices and trends within the industry.

   Relationship of Company Performance to Executive Compensation. Our executive compensation is comprised of two components: base salary and incentives (cash and non-cash), each of which is intended to serve the overall compensation program. Our salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and general economic conditions as well as a number of factors relating to the particular employee including his/her performance and the level of experience, ability and knowledge required for the job.

   In October 2001, in connection with the commencement of a new management team, we decided to discontinue the existing management structure that consisted of an Office of the CEO that oversaw area and office managing partners and practice managing partners throughout our network. Instead, the Chief Executive Officer created a global operating committee (which we call the "GOC") that consists of a smaller number of managers who have a larger scope of responsibility and whose compensation is tied to our profits as a whole. The GOC consists of 20 senior employees including the Chief Operating Officer, a Vice Chairman, Board Services, and a Vice Chairman, Client Services, as well as the Chief Financial, Chief Legal and Chief Human Resources Officers. Other members include other corporate officers, regional managers and practice leaders. In order to reinforce the spirit of partnership among the GOC and to demonstrate the importance of their roles, the Compensation Committee approved the recommendation of the Chief Executive Officer that we create a comprehensive management compensation plan in which members of the GOC would participate as a group rather than have individual contracts or other arrangements with varying incentives and other terms. Accordingly, the Compensation Committee approved amendments to the 1998 Heidrick & Struggles GlobalShare Program I which created a management compensation program that consists of a Performance Share Program ("PSP"), an annual Management Incentive Plan ("MIP") and a Management Stock Option Plan ("MSOP") and it approved levels of participation in some or all of those plans for GOC members appropriate to their individual roles.

   These plans provide for participants to receive annual and longer-term incentive compensation. The MIP is an annual bonus program designed to link participant performance with the attainment of pre-established Company, strategic business unit and individual performance goals. It provides for annual bonus compensation ranging from targets of 50% to 100% of base compensation to higher percentages based on actual performance. Participants receive cash with any excess over target paid in shares of our common stock on a deferred basis, on the condition that they are actively employed by us on the payment date. The MSOP is designed to align the interests of management and stockholders with its common goal of increasing stockholder value. It provides for grants of options annually as a percentage of base compensation. Generally, the options vest over a three-year period, are forfeited in the event the participant is not in our employ on the vesting date and have a five-year term. In addition, participants who receive options under the MSOP must abide by certain restrictive covenants, including covenants barring the participant from competing with us, soliciting any of our customers or employees and disclosing any confidential information such participant received in connection with his or her employment. The PSP provides long-term incentive compensation based on our cumulative performance (for example, profitability) and the price of our common stock measured at the end of a three-year award cycle. Under this program, a participant receives a grant expressed in shares that are earned if we have reached specific performance goals at the end of the three-year cycle. Depending upon actual performance versus target and whether the participant remains employed by us as of the payout date, he or she may earn a fewer or greater number of performance share units (from 0% to 150% of those initially granted). The value of an award at the end of the three-year award cycle will be equal to the product of the number of performance share units earned multiplied by the fair market value of the shares of our common stock on the payout date.

   In the past, we have made grants of options and restricted stock units to consultants and managers as part of their annual bonus compensation. The options and restricted stock units granted for that purpose provided for vesting over periods from three to five years and for continued vesting after termination of employment provided the employee did not violate covenants not to compete and not to solicit our employees. In the future, we do not intend to use such options and restricted stock units as part of our consultants' annual bonus compensation and instead we intend to use equity incentives in accordance with the MSOP and the PSP.

   Compensation of the Chief Executive Officer. For the period January 1 through September 30, 2001, we paid Patrick S. Pittard, our former Chairman, President and Chief Executive Officer, a base salary of $525,000 based on an annual rate of $700,000. At our 2000 Annual Meeting of Stockholders, the stockholders approved the material terms of an incentive compensation plan created for Mr. Pittard. This plan included a performance-based award and a discretionary award based on strategic considerations determined by the Board of Directors. In October 2001 at the time of Mr. Pittard's retirement, the Compensation Committee considered the following factors when reviewing the performance portion of Mr. Pittard's bonus: growth in our revenue and earnings per share on a fully diluted basis and growth of our total stockholder return compared to the average total stockholder return of S&P Small Cap companies and certain other peer companies. The Compensation Committee considered the following factors when reviewing the discretionary portion of his bonus: his job responsibility and scope; industry competitive data in executive search companies; business generation; and individual performance, including leadership, organization development, and stockholder and investor relations. The Compensation Committee did not attach any specific weighting to any one factor, and noted that some factors were more subjective than others. The Compensation Committee did not award Mr. Pittard any bonus as a performance-based award. The Compensation Committee did award to Mr. Pittard a discretionary bonus of $100,000 in recognition of his role in facilitating our goal of a smooth management transition. We also paid Mr. Pittard approximately $9.6 million in cash to settle amounts we owed to him pursuant to his employment agreement when he retired as of October 1, 2001. The payments we made to Mr. Pittard to settle his employment contract are further described under the caption "Employment Agreements--Patrick S. Pittard."

   Mr. Marmion became our Chief Executive Officer on October 1, 2001, having served as the Chief Operating Officer and President--International of our executive search division since joining us in August 2000. In 2001, we paid Mr. Marmion a base salary of (Pounds)443,728 ($645,313) before deducting (Pounds)47,188 ($68,626) of National Insurance Contributions required to be paid by him in accordance with his 2000 contract. Although under his 2000 contract Mr. Marmion was entitled to a guaranteed bonus of approximately (Pounds)658,675 ($957,911) for 2001, with his consent, we paid him approximately 44% of his target bonus of $1.2 million or $522,294. This percentage was slightly lower than the 50% of target paid to managers generally. We also forgave (Pounds)263,471 ($383,165) of the loan made to Mr. Marmion in August of 2000 pursuant to his 2000 contract. (Dollar amounts relating to the 2000 agreement are calculated as of December 31, 2001, using an exchange rate of 1 British Pound Sterling to 1.4543 U.S. Dollars). In recognition of Mr. Marmion's waiver of his rights to guaranteed base and bonus compensation pursuant to his 2000 contract, we awarded to him in December of 2001 150,000 restricted stock units which vest at the rate of 50,000 per year commencing in January 2003. For 2002, we set Mr. Marmion's level of participation in the MIP at a target of 100% of base salary ($650,000) and in the MSOP and the PSP at 100,000 options and 50,000 units, respectively, taking into account the scope and responsibility of his position, industry competitive data in executive search companies, his past salary and his individual performance including leadership and organization development and investor relations.

   Policy with respect to the $1 million deduction limit. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of annual compensation paid to our five most highly compensated executive officers to $1 million, unless certain requirements are met. The Subcommittee of the Compensation Committee is obligated to recognize and reward performance which increases stockholder value. The Subcommittee believes that if the stockholders approve the amendment and restatement of the GSP at the Annual Meeting of Stockholders, payments to these executives will meet the requirements for deductibility pursuant to Section 162(m) but the Compensation Committee will exercise its discretion in determining whether or not to conform compensation plans and awards payable to these executive officers to the deductibility requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Robert W. Shaw (Chairman)
Robert E. Knowling, Jr.
Carlene M. Ziegler

                               PERFORMANCE GRAPH

   The following performance graph compares the quarterly percentage change in our cumulative total stockholder return with the cumulative total stockholder return of two groups: the Nasdaq Composite Index and a Peer Group constructed by us. Cumulative total stockholder return for each of the periods shown in the graph is measured assuming an initial investment of $100 on April 27, 1999, the date public trading of our common stock began, and assumes the reinvestment of any dividends paid.

   The Peer Group is comprised of four publicly traded companies that are engaged principally, or in significant part, in executive search consulting and/or Internet-based recruiting. We believe that they constitute the best approximation of a peer group among companies that were publicly traded for the period being evaluated. Many of our direct competitors who specialize in senior level executive search are privately held firms.

   The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. The members of the Peer Group are Caldwell Partners International, Inc., Korn/Ferry International, TMP Worldwide, Inc., and Whitehead Mann Group PLC.

   The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

               Comparison of Cumulative Total Stockholder Return
Among Heidrick & Struggles International, Nasdaq Composite Index and Peer Group
                                          [CHART]
Measurement
Period/1/         HSII      Nasdaq    Peer Group

4/27/99          100.00     100.00      100.00
6/30/99          135.71     101.29       92.54
9/30/99          136.16     103.55       94.46
12/31/99         301.79     153.44      201.78
3/31/00          286.61     172.43      212.70
6/30/00          450.89     149.55      204.79
9/30/00          366.96     138.49      226.02
12/31/00         300.45      93.16      152.19
3/31/01          206.70      69.39      106.18
6/30/01          145.21      81.49      159.06
9/30/01          101.93      56.52       76.38
12/31/01         129.64      73.54      114.26

             Measurement Period(1) HSII($) NASDAQ($) Peer Group($)
             --------------------- ------- --------- -------------
                   4/27/99........ 100.00   100.00      100.00
                   6/30/99........ 135.71   101.29       92.54
                   9/30/99........ 136.16   103.55       94.46
                   12/31/99....... 301.79   153.44      201.78
                   03/31/00....... 286.61   172.43      212.70
                   06/30/00....... 450.89   149.55      204.79
                   09/30/00....... 366.96   138.49      226.02
                   12/31/00....... 300.45    93.16      152.19
                   03/31/01....... 206.70    69.39      106.18
                   06/30/01....... 145.21    81.49      159.06
                   09/30/01....... 101.93    56.52       76.38
                   12/31/01....... 129.64    73.54      114.26

--------
(1) Based on $100 invested on April 27, 1999 in our common stock, the Nasdaq Composite Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is composed of three directors each of whom meets the independence and experience requirements of the Nasdaq listing standards, Messrs. Laskawy and Knowling and Ms. Ziegler. Another non-employee director, Mr. Shaw also served on the Audit Committee from January 1 to June 14, 2001. The Audit Committee operates under a written charter adopted by the Board of Directors, which was filed as Exhibit A to the 2001 Proxy Statement. The Audit Committee recommends to the Board of Directors the selection of our independent auditors. Accordingly, on April 17, 2002, the Audit Committee recommended to the Board of Directors and the Board of Directors accepted the recommendation that we dismiss Arthur Andersen LLP as our independent auditors and appoint KPMG LLP to serve as our independent auditors for 2002. On April 18, 2002, we filed a current report on Form 8-K with the Securities and Exchange Commission stating that there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

   Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, in connection with our financial statements for 2001, the Audit Committee met and held discussions with management and Arthur Andersen. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Arthur Andersen matters required to be discussed by Statement on Auditing Standards No. 61. Arthur Andersen also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1 and the Audit Committee discussed with Arthur Andersen that firm's independence. Based upon the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited, consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

   The following captions set forth the fees billed by Arthur Andersen for professional services rendered in 2001.

  Audit Fees

   The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of our annual consolidated financial statements and the review of the various consolidated financial statements included in our quarterly reports on Form 10-Q were $686,887.

  Financial Information Systems Design and Implementation Fees

   There were no fees billed by Arthur Andersen for professional services rendered for information technology services relating to financial information systems design and implementation.

  All Other Fees

   The aggregate fees billed by Arthur Andersen for professional services rendered for all other services including audit related services and tax services were $1,488,457.

   The Audit Committee has considered whether the provision of all services other than audit services by Arthur Andersen is compatible with maintaining the auditor's independence.

THE AUDIT COMMITTEE

Philip A. Laskawy (Chairman)
Robert E. Knowling, Jr.
Carlene M. Ziegler

                             INDEPENDENT AUDITORS

   Our Board of Directors has appointed KPMG LLP as our independent auditors for 2002. Representatives of KPMG LLP are expected to be present at our annual meeting and will be provided the opportunity to make a statement at the annual meeting.

                                  PROPOSAL II

AMENDMENT AND RESTATEMENT OF THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM
          I AND THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM II

   We adopted and maintain the 1998 Heidrick & Struggles GlobalShare Program I, as amended (the "GSP") to serve as a means to attract, reward and retain selected management employees (we call them the "Participants"). We also adopted and maintain the 1998 Heidrick & Struggles GlobalShare Program II, as amended, pursuant to which we may make awards to non-employee directors and independent contractors (the "GSP II" and together with the GSP, the "Overall Program"). Our management believes that our future success and profitability depends in large measure on the ability of our executive compensation program to continue to attract, reward and retain highly qualified individuals. In an effort to better achieve these goals, and as described in the Compensation Committee's Report above, we have decided to restructure our current executive compensation program, tying it more closely to performance - both of the Company and the Participant. In order to facilitate this approach we have decided to implement new equity compensation programs, including our Performance Share Program and Management Stock Option Plan. We have also determined that it would be beneficial to revise the annual cash bonus component of our compensation program and to this end we have developed the Management Incentive Plan. In order to accommodate the implementation of these new plans and programs pursuant to the Overall Program and to devise a more effective compensatory program for tax law purposes, the Board of Directors has adopted, subject to your approval, and recommends that you approve an amendment and restatement of the GSP and an amendment and restatement of the GSP II in order to conform to the GSP, as amended and restated. We have highlighted several of the proposed changes to be made pursuant to the amendment and restatement of the GSP below. These proposed changes will also be made to the GSP II. Certain minor clarifying and updating changes of an administrative nature would be made as well.

   The material terms of the GSP are also summarized below. For the most part, these material terms are identical to those of the GSP II. Because this is a summary, it may not contain all the information that you may consider important. In order to aid your understanding, the full text of the GSP and the GSP II, as they are proposed to be amended and restated, is included as an appendix to this Proxy Statement. Copies will also be available at the Annual Meeting.

   The approval of the amendment and restatement of the GSP and the GSP II requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting of Stockholders. If our stockholders do not approve the amendment and restatement of the GSP and the GSP II, the amendments will not be effective and the GSP and the GSP II will continue to operate in accordance with its current terms in full force and effect.

            MATERIAL PROVISIONS OF THE GSP AND PROPOSED AMENDMENTS

                        MATERIAL PROVISIONS OF THE GSP

   Generally. The total number of shares of our common stock that can be issued pursuant to awards under the Overall Program, subject to adjustment in accordance with certain anti-dilution provisions, will not exceed an aggregate amount equal to forty percent of the highest number of shares which are issued and outstanding from time to time during the term of the Overall Program, provided that in no event will the sum of the total number of shares authorized or reserved for issuance upon the exercise or issuance of all awards granted under the Overall Program plus the total amount of the Company's issued and outstanding shares exceed the number of shares authorized for issuance under our Amended and Restated Certificate of Incorporation. The market value of a share as of April 19, 2002, our record date, was $21.97, which was the closing price of a share on that day as reported by the National Association of Securities Dealers Automated Quotation composite tape.

   Under the Overall Program, we may make Awards in the form of options, which may be incentive stock options, as defined in the Internal Revenue Code of 1986, as amended (the "Code") (which are tax advantageous for the Participant but with respect to which we do not receive a deduction) or non-qualified stock options; stock appreciation rights granted as a means to exercise options or designated portions thereof, or as independent awards; or other awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of shares (collectively "Awards"). The option price per share is determined by the Compensation Committee but shall not be less than 100% of the fair market value of a share on the date of grant. Options granted under the GSP will be exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee. Awards may be paid in shares, cash or a combination thereof.

   Administration. The GSP will be administered by the Compensation Committee. The Compensation Committee will have the authority to select the Participants to whom Awards will be granted under the GSP, determine the size and terms of an Award, and determine the time when grants of Awards will be made. The Compensation Committee is authorized to interpret the GSP, establish, amend and rescind any rules and regulations relating to the GSP, and make any other determinations that it deems necessary or desirable for the administration of the GSP.

   Eligibility. Our employees and directors and employees of our subsidiaries and affiliates are eligible to be granted Awards under the GSP. Participants shall be selected by the Compensation Committee, in its sole discretion, from among those eligible. It is expected that the approximate number of persons to whom Awards will be granted under the GSP is 120.

   Options. Except as otherwise provided in the GSP or in an applicable Award agreement, an option may be exercised for all, or any part, of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised shall be paid to us in full at the time of exercise (i) in cash, (ii) in shares having a fair market value equal to the aggregate option price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee, (iii) partly in cash and partly in such shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to us an amount equal to the aggregate option price for the shares being purchased, in each case, at the election of the Participant. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares subject to any option until the Participant has given written notice of exercise of the option, paid in full for such shares and, if applicable, has satisfied any other conditions imposed by the Compensation Committee pursuant to the GSP.

   Stock appreciation rights. The Compensation Committee may grant to a Participant a stock appreciation right independent of an option or in conjunction with an option or designated portion thereof at the time the related option is granted or at any time prior to the exercise or cancellation of the related option. The exercise price per share shall be an amount determined by the Compensation Committee, but in no event will such amount be less than the greater of (i) the fair market value of a share on the date the stock appreciation right is granted or, in the case of a stock appreciation right granted in conjunction with an option, or a portion thereof, the option price of the related option, and (ii) an amount permitted by applicable laws, rules, by-laws, or policies of regulatory authorities or stock exchanges.

   Upon the exercise of a stock appreciation right, the Participant will be entitled to receive, with respect to each share to which such stock appreciation right relates, an amount in cash and/or shares, as the case may be, equal to the excess of (i) the fair market value of a share on the date of exercise over (ii) the exercise price of the stock appreciation right. Furthermore, each stock appreciation right granted in conjunction with an option, or a portion thereof, shall entitle a Participant to surrender to us the unexercised option, or any portion thereof, and to receive from us in exchange therefore an amount equal to (a) the excess of (1) the fair market value of a share on the exercise date over (2) the option price per share, times (b) the number of shares covered by the option, or portion thereof, which is surrendered. The Compensation Committee may impose conditions upon the exercisability of stock appreciation rights and also retains the right to grant limited stock appreciation rights that are exercisable upon the occurrence of specified contingent events.

   Other Share-Based Awards. The Compensation Committee may grant, in its sole discretion, other Awards of shares and Awards that are valued in whole or in part by reference to, or that are otherwise based on, the fair market value of shares ("Other Share-Based Awards"). Certain of such Other Share-Based Awards ("Performance-Based Awards") may be granted on the basis of objective performance criteria as established and approved by the Compensation Committee in writing for a performance period established by the Compensation Committee
(i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. Performance criteria may be based on one or more of the following criteria: consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net income; operating income; earnings per share; book value per share; return on stockholders' equity; expense management; return on investment; improvements in capital structure; profits or profitability, including of an identifiable business unit or product; maintenance or improvement of profit margins; price per share; market share; revenues or sales; cash flow; working capital; and return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions or units, or any combination of the foregoing. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee.

   Tax Withholding. We may make such provisions as we deem appropriate to withhold any taxes due in connection with any Award, and may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of shares to a Participant, including having shares otherwise issuable to the Participant pursuant to the GSP withheld to satisfy the minimum federal, state and local withholding tax liability.

   Adjustments Upon Certain Events. In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends, the Compensation Committee, in its sole discretion, may make such substitution or adjustment as it deems equitable to the number or kind of shares or securities issued or reserved under the GSP, the option price of any options granted under the GSP or to any other affected terms of any Awards.

   Amendments or Termination. The Board of Directors may amend, alter or discontinue the GSP, but, if necessary to obtain an exemption from Section 16 of the Act or Section 162(m) of the Code, no amendment, alteration or discontinuation shall be made which, (i) without the approval of our stockholders, would increase the total number of shares reserved for the purposes of the GSP, or (ii) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the GSP. However, the Compensation Committee may amend the GSP in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

   Federal Income Tax Consequences. The following is a summary description of the United States federal income tax consequences generally arising with respect to options, stock appreciation rights and performance Share units granted pursuant to the GSP.

   The grant of an option or stock appreciation right will create no tax consequences for the Participant or us. A Participant will not generally recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the Participant must generally recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise over the exercise price. Upon exercising a stock appreciation right, the Participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

   Upon a disposition of shares acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the Participant must generally recognize ordinary income equal to the lesser of
(i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price, or (ii) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a Participant's disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) or stock appreciation right generally will result in capital gain or loss measured by the difference between the sale price and the Participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or stock appreciation right).

   Performance Share units are taxable to the Participant as ordinary income at the time they are paid out, notwithstanding that they may be paid out in shares. They are also subject to applicable federal, state, and local withholding taxes at that time. With respect to any withholding that may be due prior to settlement of performance share units, we shall have the right to reduce the number of a Participant's performance share units by the amount of any required withholding. In such case, we shall arrange to provide for the payment of such taxes or withholding to the appropriate taxing authorities.

   We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the Participant in connection with an option, stock appreciation right or Performance Share unit. We generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a Participant. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the Participant holds the shares for the incentive stock option holding periods prior to disposition of the shares.

   Section 162(m) of the Code limits the ability of publicly held companies to deduct compensation paid during a fiscal year to a "covered employee" (as defined in Section 162(m)) in excess of one million dollars, unless such compensation qualifies as "performance-based compensation" (as defined in Section 162(m)) or meets another exception specified in Section 162(m). Generally, Awards granted under the GSP should be deductible by us without regard to the limit set by Section 162(m). However, the GSP does permit Awards to be granted that would be subject to such limit and that would not qualify as "performance-based compensation" or meet another exception specified in Section 162(m). In such case, our deductions with respect to such Awards would be subject to the limitations imposed by Section 162(m).

   Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by us and subject to a 20% excise tax by the Participant.

                              PROPOSED AMENDMENTS

   Making Cash Awards. Currently, the GSP does not provide for Awards to be made which are not based upon, or related to, the value of Company stock. In order to centralize decisions regarding management compensation under the GSP and to satisfy the provisions of Section 162(m) of the Code, we propose to provide the ability to grant cash Awards under the GSP.

   Cash Awards under the GSP would be payable to Participants in cash (or, in the Compensation Committee's discretion, in Company stock) and would be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive a payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the GSP, the Compensation Committee may determine to whom and when cash Awards will be made, the amount payable under the cash Award, and all other terms and conditions of such cash Awards.

   We also propose that with respect to all cash Awards granted in any one fiscal year to any Participant under the Overall Program, the maximum amount such Participant may receive under such cash Awards shall be $3,000,000.

   In addition, we are asking for your approval to amend the GSP to permit the Compensation Committee to adjust cash Awards in the event of the occurrence of events of the nature described under the caption, "Adjustments upon Certain Events," which affect us, any of our affiliates or business units or the financial statements thereof or the bases for the computation of any Award.

   Limits on Share-Based Awards. Our new compensation policy is to limit the number of employees to whom we make Awards under the GSP to top managers and consultants responsible for the highest levels of revenue and to make the value of the Awards more meaningful in order to tie management and those consultants closely to our profits. In addition, since Participants in our PSP can earn from 0 to 150% of the number of units granted depending upon our performance over a three-year period, we cannot know at the time we make an Award the number of shares that may ultimately be awarded to a Participant at the end of a three-year cycle. Accordingly, we are asking you to approve an increase from 275,000 to 400,000 in the maximum aggregate number of shares covered by Awards granted to any one Participant in any one fiscal year under the Overall Program.

   Currently, the GSP provides for a $2,000,000 cap on the value when paid out of Performance-Based Awards that may be granted to a Participant in any one year. As we are proposing that cash Awards be added to the GSP and such cash Awards may be granted as Performance-Based Awards in addition to Share-Based Awards, for the sake of clarity we propose to eliminate this cap and instead rely upon the separate caps on the number of shares underlying all Share-Based Awards (400,000) granted to, and the amount of all cash Awards earned by, any one Participant in a fiscal year as described under "Making Cash Awards" above.

   Currently, the GSP does not limit the length of a performance period with respect to which a specific Performance-Based Award can be calculated. We are asking you to approve an amendment that would limit to ten years all performance periods established by the Compensation Committee.

   The Overall Program permits us to grant incentive stock options but does not limit the number of shares that can be subject to them. Although we do not at this time contemplate granting incentive stock options, we are asking you to approve an amendment that would limit to 2,000,000 the number of shares that can be subject to incentive stock options.

   Currently, the GSP provides that no option shall be exercisable more than ten years after the date it is granted. In some jurisdictions outside the United States, Participants incur unfavorable tax consequences if they are granted options that cannot be exercisable for more than ten years. Accordingly, we are asking you to approve an amendment that would eliminate that restriction except with respect to incentive stock options.

   Authority to Grant Awards Under the GSP. Currently, the Board may, by specific resolution, constitute the Chief Executive Officer a committee of one having the authority to grant Awards pursuant to the GSP. We believe this power should be restricted to the Compensation Committee. Accordingly, we are asking you to approve an amendment that would eliminate the power of the Board to delegate this authority to the Chief Executive Officer.

   Change in Control. Currently, the GSP provides that in the event of a change in control, the Compensation Committee, in its sole discretion, may take such actions as it deems necessary or desirable with respect to any Award, including, without limitation, the acceleration of the vesting of an Award, the payment in cash in exchange for the cancellation of an Award and/or the issuance of substitute Awards. The Compensation Committee has exercised its discretion with respect to outstanding options and restricted stock units in favor of immediate vesting in the event of a change in control as defined under the GSP. In December of 2001, we adopted a Change in Control Severance Plan providing for the immediate vesting of outstanding options, restricted stock units and other Awards made under the GSP held by participants in the Change in Control Severance Plan in the event of a change in control as defined in the Change in Control Severance Plan. In order to eliminate the exercise of Compensation Committee discretion in the future and provide for consistent treatment of Awards under the GSP, we are asking for approval of an amendment that would make automatic, upon a change in control, (i) acceleration of vesting and exercisability of Awards carrying a right to exercise, (ii) lapsing of any restrictions, deferral of settlement and forfeiture conditions applicable to any other Award granted under the GSP and
(iii) with respect to any Award subject to achievement of performance objectives and conditions under the GSP, the deemed satisfaction of such performance objectives and other conditions at target, unless otherwise provided by the Compensation Committee, as of the time of the change in control.

   In addition, we believe that all of the management plans we maintain should have consistent definitions of material terms. Accordingly, we are asking you to approve an amendment that would change the definition of the term "change in control" under the GSP to match the definition contained in the Change in Control Severance Plan. The principal difference in the definition is that the Change in Control Severance Plan requires that in order for a "Change in Control" to occur a person must become the beneficial owner of 30% or more of the combined voting power of our then outstanding securities while the definition in the GSP currently requires only 20% or more.

                             NEW PROGRAM BENEFITS

                    GRANTED SUBJECT TO STOCKHOLDER APPROVAL

            1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM I (1) (2)

                                                                           2002        2002
                                                                          Annual    Number of
                                                                          Target   Performance
                           Name and Position                            Bonus ($)+ Share Units*
                           -----------------                            ---------- ------------
Piers Marmion (CEO)....................................................    650,000    50,000
David C. Anderson (President and COO)..................................    600,000    30,000
Stephanie W. Abramson (Chief Legal Officer, Chief Corporate Development
  Officer, Secretary)..................................................    550,000         0
John T. Gardner (Vice Chairman, Board Services)........................    500,000    25,000
Brian M. Sullivan++ (Vice Chairman, Client Services)...................         --        --
Executive Officer Group (7)............................................  3,230,000   125,000
Non-Executive Director Group (5).......................................         --        --
Non-Executive Officer Employee Group (79), (14)**...................... 10,875,000   255,000

--------
+ Actual annual bonus earned by a Participant under the MIP can range from 0% to 150% of target based upon Company, strategic business unit and individual performance.
++ The Compensation Committee has deferred making any awards to Mr. Sullivan until his return to full-time employment.
* Actual number of performance share units earned by a Participant under the PSP can range from 0% to 150% of the number granted, based upon attainment of Company performance goals relating to such grants.
** For 2002, approximately 79 employees who are not executive officers were awarded cash bonuses under the MIP and approximately 14 employees who are not executive officers were awarded performance share units.
(1) No such benefits are currently contemplated being granted, or were previously granted, under the 1998 Heidrick & Struggles GlobalShare Program II.
(2) Grants of options under the MSOP made in March 2002 are not listed because they did not require stockholder approval.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM I AND THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM II

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In June 2000, we entered into a strategic alliance with Silicon Valley Internet Capital, LLC ("SVIC"), a newly formed San Francisco-based company in the business of creating and providing operating support for Internet infrastructure companies. As part of the alliance, we are the preferred global executive search firm for SVIC's companies. We also invested $10 million to obtain an approximately 3% equity interest in SVIC as part of a financing in which 22 investors including us contributed approximately $84 million at $2.00 per share. Mr. Shaw, one of our directors, owns approximately 12% of the equity of SVIC and is a member of the board of directors. Mr. Shaw is the Chief Executive Officer of ArcSight, Inc., a company in which SVIC has an equity interest. In February of 2001, we voted to permit SVIC to change from a corporation to a limited liability company. In the third quarter of 2001, we wrote off our entire investment in SVIC.

   Pursuant to the respective employment agreements, we loaned on an interest free basis an aggregate of (Pounds)658,675 ($957,911) to Mr. Marmion on each of September 30, 2000 and June 30, 2001; $925,000 to Ms. Abramson on February 14, 2001; $700,000 to Mr. Knox Millar, our Chief Human Resources Officer, on July 3, 2001 and $250,000 to Mr. Kevin Smith, our Chief Financial Officer, on April 19, 2002, respectively. The terms of the loans to Mr. Marmion and Ms. Abramson are described under the section entitled "EMPLOYMENT AGREEMENTS--Piers Marmion and --Stephanie W. Abramson." According to Mr. Millar's employment agreement, he is required to repay the outstanding principal amount of the loan on June 30, 2004 provided that we will forgive $350,000 of the outstanding principal amount on June 30, 2002, unless we terminate Mr. Millar's employment for cause prior to that date and we will forgive the balance on June 30, 2003, if Mr. Millar is in our employ on that date. We will forgive the outstanding principal amount of the loan immediately if we terminate Mr. Millar's employment without cause or if he resigns for "good reason." He will repay the outstanding principal amount of the loan if we terminate his employment for cause or if, after June 30, 2002, he resigns other than for good reason. According to Mr. Smith's employment agreement, he is required to repay the outstanding principal amount of the loan on January 8, 2005; provided that the outstanding principal amount will be forgiven over a three-year period if Mr. Smith is in our employ on each of the forgiveness dates and will be forgiven immediately on the date of termination of employment if his employment is terminated without cause or he resigns for "good reason."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock are also required by the Securities and Exchange Commission rules to furnish us with copies of all forms they file.

   Based solely on a review of the copies of the forms received by us or written representations from certain reporting persons, we believe that, during 2001, all forms required under Section 16(a) applicable to our officers, directors, and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock were filed on a timely basis with the exception of John T. Gardner's Form 3 and Brian M. Sullivan's Form 3, each of which was filed approximately 5 months late.

             STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

   Advance Notice Procedures. Under our Amended and Restated Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to us. The advance notice must contain certain information specified in our Amended and Restated Bylaws and be delivered to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("SEC Rule 14a-8").

   Stockholder Proposals to be Included in the Proxy Statement. Proposals of our stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by our Secretary at our principal executive offices by January 26, 2003. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2003 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal which does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in our proxy materials for the 2003 Annual Meeting of Stockholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   We incorporate by reference herein our annual report on Form 10-K for the fiscal year ended December 31, 2001. All reports and other documents we file pursuant to Sections 13(a)(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement also will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing these reports and documents. Any statement incorporated or deemed to be incorporated herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. We will not update this Proxy Statement for events occurring subsequent to the date of this Proxy Statement.

   You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains our reports, proxy and information statements, and other information at http://www.sec.gov.

   We will provide without charge a copy of any of the foregoing documents incorporated herein by reference (other than exhibits to documents, unless these exhibits are specifically incorporated by reference into the document). Requests for these documents should be made to Stephanie W. Abramson in care of Heidrick & Struggles, 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the above is the only business we are aware of that is to be acted upon at the annual meeting. If, however, other matters should properly come before us at the annual meeting, the persons appointed by your signed proxy will vote on those matters according to their best judgment.

                                          By the order of the Board of
                                            Directors,
                                          Stephanie W. Abramson
                                          Secretary

Chicago, Illinois
April 26, 2002

  YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                     APPENDIX A

                           1998 HEIDRICK & STRUGGLES

                       GLOBALSHARE PROGRAM I, AS AMENDED

1.  Purpose of the Program

   The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in securing and retaining certain individuals who are members of the Board or employees of the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.  Definitions

   The following capitalized terms used in the Program have the respective meanings set forth in this Section:

      (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

      (b) Affiliate: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

      (c) Award: The grant of an Option, Stock Appreciation Right, Other Stock-Based Award, or Cash Award pursuant to such terms, conditions, requirements and limitations as the Board may establish in order to fulfill the objectives of the Program.

      (d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

      (e) Board: The Board of Directors of the Company.

      (f) Cash Award: Awards granted pursuant to Section 11 of the Program.

      (g) Cause: The (i) failure to perform duties which is not cured within thirty (30) days of receiving written notice, (ii) conviction or plea of guilty or no contest to (x) a felony or (y) a crime involving moral turpitude or (iii) willful malfeasance or misconduct which is materially injurious to the Company.

      (h) Change in Control: The occurrence of any of the following events:

          (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then-outstanding securities;

          (ii) during any period of 24 months (not including any period prior to June 30, 2002), individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10 percent or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66 2/3 percent of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30 percent or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity or its parent corporation);

          (iv) the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company's assets; or

          (v) any other event occurs which the Board determines, in its discretion, to be a Change in Control.

          Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (1) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (2) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

      (i) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

      (j) Committee: The Compensation Committee of the Board.

      (k) Company: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

      (l) Disability: (i) A physical or mental condition entitling the Company to terminate the Participant's employment agreement between the Participant and the Company or (ii) in the absence of such a provision for disability termination or in the absence of an employment agreement, a physical or mental incapacity of a Participant which entitles the Participant to benefits under the long-term disability plan applicable to the Participant and maintained by the Company or any Subsidiary or Affiliate.

      (m) Deferred Compensation Plan: The Heidrick & Struggles International, Inc. Deferred Compensation Plan, as it may be amended from time to time.

      (n) Effective Date: The date on which the Program takes effect, as defined pursuant to Section 22 of the Program.

      (o) Fair Market Value: As of any date, the value of a Share as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the value of a Share as of any date shall be the closing price of a Share as reported on such date on the Composite Tape of the principal national securities exchange on which the Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing price on such date as quoted on the

   National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

      (p) LSAR: A limited stock appreciation right granted pursuant to Section 9(d) of the Program.

      (q) Other Stock-Based Awards: Awards granted pursuant to Section 10 of the Program.

      (r) Option: A stock option granted pursuant to Section 8 of the Program.

      (s) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 8(a) of the Program.

      (t) Participant: An individual who is selected by the Committee to participate in the Program pursuant to Section 6 of the Program.

      (u) Performance-Based Awards: Certain Cash Awards or Other Stock-Based Awards granted in accordance with Section 12 of the Program.

      (v) Person: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

      (w) Program: The 1998 Heidrick & Struggles GlobalShare Program I, as it may be amended from time to time.

      (x) Retirement: Termination of employment with the Company or a Subsidiary after such Participant has attained age sixty-five (65); or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

      (y) Share: A share of common stock, par value $0.01 per Share, of the Company.

      (z) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 9 of the Program.

      (aa) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.  Shares Subject to the Program

   The total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards under the Program and the 1998 Heidrick & Struggles GlobalShare Program II ("Program II") (herein collectively referred to as the "Overall Program"), subject to adjustments upon certain events described in Section 14 of the Program, shall not exceed an aggregate amount equal to forty percent (40%) of the highest number of Shares which are issued and outstanding from time to time during the term of the Overall Program; provided, however, that in no event will the sum of the total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards granted under the Overall Program plus the total amount of the Company's issued and outstanding Shares exceed the number of Shares authorized for issuance under the Company's Amended and Restated Certificate of Incorporation; and provided, further, that the total number of Shares with respect to which incentive stock options ("ISOs") may be granted shall not exceed 2,000,000.

4.  Per-Person Award Limitations

   (a) Share Award Limitations. The aggregate maximum number of Shares with respect to which Awards may be granted under the Overall Program during a calendar year to any Participant in either the Program or Program II shall be 400,000. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Overall Program and are available for Awards under the Overall Program. The issuance of

Shares or the payment of cash upon the exercise of an Award (other than a Cash Award) shall reduce the total number of Shares available under the Overall Program, as applicable. Shares which are subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Overall Program.

   (b) Cash Award Limitations. For all Cash Awards granted under the Overall Program in any one fiscal year to any Participant in either the Program or Program II, the maximum amount such Participant may receive under such Cash Awards shall be $3,000,000.

5.  Administration

   The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.  Eligibility

   Employees and directors of the Company and its Subsidiaries and Affiliates are eligible to be granted Awards under the Program. Participants shall be selected by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares or the amount of cash with respect to which Awards will be granted to each Participant.

7.  Limitations

   No Award may be granted under the Program after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

8.  Terms and Conditions of Options

   Options granted under the Program shall be, as determined by the Committee, non-qualified options or ISOs for federal income tax purposes, as outlined and evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

      (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date an Option is granted.

      (b) Exercisability. Options granted under the Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an ISO granted under the Program be exercisable more than ten (10) years after the date it is granted.

      (c) Exercise of Options. Except as otherwise provided in the Program or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 8 of the Program, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company under (i), (ii) or (iii) below, or (B) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (iv) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant
   (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

9.  Terms and Conditions of Stock Appreciation Rights

   (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option, or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 9 (or such additional limitations as may be included in an Award agreement).

   (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option or a portion thereof, the Option Price of the related Option, and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

   (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

   (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Program, such term shall include LSARs.

10.  Other Stock-Based Awards

   The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

11.  Cash Awards

   The Committee, in its sole discretion, may grant Awards which are not valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares and which may be paid to Participants in cash (or, in the Committee's discretion in Shares) ("Cash Awards"). Such Cash Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive a payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Cash Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Cash Awards will be made; the amount payable under such Cash Awards, the form of such payment, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

12.  Performance-Based Awards

   Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 10 and certain Cash Awards granted under Section
11 may be granted on the basis of performance of the Company
("Performance-Based Awards"), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee of up to ten (10) years (i) while the outcome for that performance period is substantially uncertain and
(ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) price per Share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of
Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

13.  Tax Withholding

   A Participant shall have the duty to pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion and subject to such rules as it may adopt, permit or, in the absence of the receipt of payment therefore within prescribed time periods, permit the Participant to pay all or a portion of the withholding taxes (federal, state, local and other) by electing to have the Company withhold Shares, otherwise issuable, or by delivering Shares already owned by the Participant, in each case, having a Fair Market Value equal to all or any portion of the withholding tax to be satisfied in this manner. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

14.  Adjustments Upon Certain Events

   Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

      (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof,
   (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

      (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control: (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;
   (ii) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Program shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control; and (iii) with respect to any Award subject to achievement of performance objectives and conditions under the Program, such performance objectives and other conditions will be deemed to be met at target, unless otherwise provided by the Committee, as of the time of the Change in Control. The Company shall deliver Shares or make payments with respect to such Awards to a Participant as may be required by this Section 14(b) within an administratively feasible period of time following the Change in Control; provided, however, that if a Participant has previously elected to defer payment of any such Award and elects, pursuant to the provisions of the Deferred Compensation Plan, to reaffirm such deferral, such deferred Award will be paid in accordance with such election. Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (x) the payment of a cash amount in exchange for the cancellation of an Award and/or (y) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the time of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

15.  Certain Securities and Tax Law Matters

   (a) Securities Laws.

      (i) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (ii) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund or any amount paid with respect thereto.

   (b) Section 162(m): The Committee may modify the terms of any Award (including by means of accelerated or deferred payouts) relating to compensation that does not constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

16.  No Right to Employment; No Obligation of Uniform Treatment

   The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment of a Participant and shall not lessen or affect the Company's, Subsidiary's or Affiliate's right to terminate the employment of such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or any other Persons.

17.  Successors and Assigns

   The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

18.  Nontransferability of Awards

   Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant's death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant's estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

19.  Amendments or Termination

   The Board may amend, alter or discontinue the Program, but, if necessary to obtain an exemption from Section 16 of the Act or Section 162(m) of the Code, no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 14 of the Program), increase the total number of Shares reserved for the purposes of the Program, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Program; provided, however, that the Committee may amend the Program in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 14(b) of the Program after the occurrence of a Change in Control.

20.  International Participants

   With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

21.  Choice of Law

   The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

22.  Effectiveness of the Program

   The Program shall be effective as of June 9, 1998. No new Awards may be granted under the Program after June 8, 2008.

                                                                     APPENDIX B

                           1998 HEIDRICK & STRUGGLES

                      GLOBALSHARE PROGRAM II, AS AMENDED

1.  Purpose of the Program

   The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in rewarding certain individuals who are independent contractors to or non-employee directors of the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.  Definitions

   The following capitalized terms used in the Program have the respective meanings set forth in this Section:

      (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

      (b) Affiliate: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

      (c) Award: The grant of an Option, Stock Appreciation Right, Other Stock-Based Award, or Cash Award pursuant to such terms, conditions, requirements and limitations as the Board may establish in order to fulfill the objectives of the Program.

      (d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

      (e) Board: The Board of Directors of the Company.

      (f) Cash Award: Awards granted pursuant to Section 11 of the Program.

      (g) Cause: The (i) failure to perform duties which is not cured within thirty (30) days of receiving written notice, (ii) conviction or plea of guilty or no contest to (x) a felony or (y) a crime involving moral turpitude or (iii) willful malfeasance or misconduct which is materially injurious to the Company.

      (h) Change in Control: The occurrence of any of the following events:

          (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then-outstanding securities;

          (ii) during any period of 24 months (not including any period prior to June 30, 2002), individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10 percent or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66-2/3 percent of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30 percent or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity or its parent corporation);

          (iv) the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company's assets; or

          (v) any other event occurs which the Board determines, in its discretion, to be a Change in Control.

          Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (1) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (2) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

      (i) Code: The US Internal Revenue Code of 1986, as amended, or any successor thereto.

      (j) Committee: The Compensation Committee of the Board.

      (k) Company: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

      (l) Deferred Compensation Plan: The Heidrick & Struggles International, Inc. Deferred Compensation Plan, as it may be amended from time to time.

      (m) Effective Date: The date on which the Program takes effect, as defined pursuant to Section 22 of the Program.

      (n) Fair Market Value: As of any date, the value of a Share as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the value of a Share as of any date shall be the closing price of a Share as reported on such date on the Composite Tape of the principal national securities exchange on which the Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

      (o) LSAR: A limited stock appreciation right granted pursuant to Section 9(d) of the Program.

      (p) Other Stock-Based Awards: Awards granted pursuant to Section 10 of the Program.

      (q) Option: A stock option granted pursuant to Section 8 of the Program.

      (r) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 8(a) of the Program.

      (s) Participant: An individual who is selected by the Committee to participate in the Program pursuant to Section 6 of the Program.

      (t) Performance-Based Awards: Certain Cash Awards or Other Stock-Based Awards granted in accordance with Section 12 of the Program.

      (u) Person: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

      (v) Program: The 1998 Heidrick & Struggles GlobalShare Program II, as it may be amended from time to time.

      (w) Share: A share of common stock, par value $0.01 per Share, of the Company.

      (x) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 9 of the Program.

      (y) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.  Shares Subject to the Program

   The total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards under the Program and the 1998 Heidrick & Struggles GlobalShare Program I ("Program I") (herein collectively referred to as the "Overall Program"), subject to adjustments upon certain events described in Section 14 of the Program, shall not exceed an aggregate amount equal to forty percent (40%) of the highest number of Shares which are issued and outstanding from time to time during the term of the Overall Program; provided, however, that in no event will the sum of the total number of Shares authorized or reserved for issuance upon the exercise or issuance of all Awards granted under the Overall Program plus the total amount of the Company's issued and outstanding Shares exceed the number of Shares authorized for issuance under the Company's Amended and Restated Certificate of Incorporation; and provided, further, that the total number of Shares with respect to which incentive stock options ("ISOs") may be granted shall not exceed 2,000,000.

4.  Per-Person Award Limitations

   (a) Share Award Limitations. The aggregate maximum number of Shares with respect to which Awards may be granted under the Overall Program during a calendar year to any Participant in either the Program or Program I shall be 400,000. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Overall Program and are available for Awards under the Overall Program. The issuance of Shares or the payment of cash upon the exercise of an Award (other than a Cash Award) shall reduce the total number of Shares available under the Overall Program, as applicable. Shares which are subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Overall Program.

   (b) Cash Award Limitations. For all Cash Awards granted under the Overall Program in any one fiscal year to any Participant in either the Program or Program I, the maximum amount such Participant may receive under such Cash Awards shall be $3,000,000.

5.  Administration

   The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.  Eligibility

   Independent contractors to and non-employee directors of the Company and its Subsidiaries and Affiliates are eligible to be granted Awards under the Program. Participants shall be selected by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares or the amount of cash with respect to which Awards will be granted to each Participant.

7.  Limitations

   No Award may be granted under the Program after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

8.  Terms and Conditions of Options

   Options granted under the Program shall be, as determined by the Committee, non-qualified options or ISOs for US federal income tax purposes, as outlined and evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

      (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date an Option is granted.

      (b) Exercisability. Options granted under the Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an ISO granted under the Program be exercisable more than ten (10) years after the date it is granted.

      (c) Exercise of Options. Except as otherwise provided in the Program or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 8 of the Program, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company under (i), (ii) or (iii) below, or (B) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (iv) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant
   (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

9.  Terms and Conditions of Stock Appreciation Rights

   (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option, or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 9 (or such additional limitations as may be included in an Award agreement).

   (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option or a portion thereof, the Option Price of the related Option, and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

   (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

   (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Program, such term shall include LSARs.

10.  Other Stock-Based Awards

   The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

11.  Cash Awards

   The Committee, in its sole discretion, may grant Awards which are not valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares and which may be paid to Participants in cash (or, in the Committee's discretion, in Shares) ("Cash Awards"). Such Cash Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive a payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Cash Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Cash Awards will be made; the amount payable under such Cash Awards, the form of such payment, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

12.  Performance-Based Awards

   Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 10 and certain Cash Awards granted under Section
11 may be granted on the basis of performance of the Company
("Performance-Based Awards"), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee of up to ten (10) years (i) while the outcome for that performance period is substantially uncertain and
(ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) price per Share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of
Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

13.  Tax Withholding

   A Participant shall have the duty to pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion and subject to such rules as it may adopt, permit or, in the absence of the receipt of payment therefore within prescribed time periods, permit the Participant to pay all or a portion of the withholding taxes (federal, state, local and other) by electing to have the Company withhold Shares, otherwise issuable, or by delivering Shares already owned by the Participant, in each case, having a Fair Market Value equal to all or any portion of the withholding tax to be satisfied in this manner. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

14.  Adjustments Upon Certain Events

   Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

      (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof,
   (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

      (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control: (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;
   (ii) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Program shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control; and (iii) with respect to any Award subject to achievement of performance objectives and conditions under the Program, such performance objectives and other conditions will be deemed to be met at target, unless otherwise provided by the Committee, as of the time of the Change in Control. The Company shall deliver Shares or make payments with respect to such Awards to a Participant as may be required by this Section 14(b) within an administratively feasible period of time following the Change in Control; provided, however, that if a Participant has previously elected to defer payment of any such Award and elects, pursuant to the provisions of the Deferred Compensation Plan, to reaffirm such deferral, such deferred Award will be paid in accordance with such election. Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (x) the payment of a cash amount in exchange for the cancellation of an Award and/or (y) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the time of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

15.  Certain Securities and Tax Law Matters

   (a) Securities Laws.

      (i) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing

   Shares pursuant to the Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (ii) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund or any amount paid with respect thereto.

   (b) Section 162(m): The Committee may modify the terms of any Award (including by means of accelerated or deferred payouts) relating to compensation that does not constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

16.  No Right to Continued Relationship; No Obligation of Uniform Treatment

   The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the independent contractor relationship between it and any Participant and shall not lessen or affect the Company's, Subsidiary's or Affiliate's right to terminate its relationship with such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or any other Persons.

17.  Successors and Assigns

   The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

18.  Nontransferability of Awards

   Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant's death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant's estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

19.  Amendments or Termination

   The Board may amend, alter or discontinue the Program, but, if necessary to obtain an exemption from Section 16 of the Act or Section 162(m) of the Code, no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 14 of the Program), increase the total number of Shares reserved for the purposes of the Program, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Program; provided, however, that the Committee may amend the Program in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 14(b) of the Program after the occurrence of a Change in Control.

20.  International Participants

   With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

21.  Choice of Law

   The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

22.  Effectiveness of the Program

   The Program shall be effective as of June 9, 1998. No new Awards may be granted under the Program after June 8, 2008.

================================================================================
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE EACH OF THE PROPOSALS LISTED BELOW.
================================================================================

                                     [Front]

                            PROXY FOR ANNUAL MEETING

         This Proxy is Solicited on Behalf of the Board of Directors of
                    Heidrick & Struggles International, Inc.
                       233 South Wacker Drive, Suite 4200
                          Chicago, Illinois 60606-6303


I hereby appoint Stephanie W. Abramson and Kevin J. Smith, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 19, 2002 at the Annual Meeting of Stockholders to be held on June 6, 2002 or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.



I.   ELECTION OF DIRECTORS (Mark only one box).

             FOR [_]                               WITHHOLD AUTHORITY [_]
     all nominees listed below             to vote for all nominees listed below
     (except as marked to the
     contrary below)

     Nominees: Robert E. Knowling, Jr., Philip A. Laskawy and Gerard R. Roche

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

II. AMENDMENT AND RESTATEMENT OF THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM I AND THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM II (MARK ONLY ONE BOX).

                  FOR [_]       AGAINST [_]       ABSTAIN [_]


III. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals I and II.


Please sign your name on the reverse side of this Proxy Card exactly as it appears below.


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(Affix Mailing Label Here)

                                 [Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.


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Your signature

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Signature of co-owner, if held jointly



YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.  :